UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2005

Covenant Transport, Inc. 401(k) and Profit Sharing Plan
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountants.

On May 12, 2005, KPMG LLP ("KPMG") was dismissed as the independent registered public accounting firm for the Covenant Transport, Inc. 401(k) and Profit Sharing Plan (the "Plan"). The decision to change the accountants was approved by the Audit Committee of Covenant Transport, Inc. on the same date.

KPMG's reports on the Plan's consolidated financial statements for the Plan years ended December 29, 2002 and December 29, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 29, 2002 and December 29, 2003, and through May 12, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Plan, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference thereto in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

KPMG has been furnished with a copy of this Form 8-K prior to filing it with the Securities and Exchange Commission ("SEC"), and KPMG has been asked to furnish the Plan with a letter addressed to the SEC stating whether it agrees with the foregoing statements. The KPMG letter is unavailable at the date of filing of this Form 8-K, but will be filed with the SEC within two days of receipt and within ten days of the date of filing of this Form 8-K.

Effective as of May 12, 2005, Lattimore Black Morgan & Cain, P.C. ("Lattimore") was engaged as the new independent registered public accounting firm to audit the financial statements of the Plan. The decision to engage Lattimore was approved by the Audit Committee of Covenant Transport, Inc. on the same date.

Lattimore was not consulted during the fiscal years ended December 29, 2002 and December 29, 2003, nor through May 12, 2005, with regard to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Plan, or (b) any matter that was either the subject of a disagreement or a "reportable event" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORT, INC.
Date: July 11, 2005	By:	/s/ Joey B. Hogan
Joey B. Hogan Executive Vice President and Chief Financial Officer